     As filed with the Securities and Exchange Commission on April 21, 1994
                                                    Registration No. 33-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                --------------

                          BATTLE MOUNTAIN GOLD COMPANY
             (Exact name of registrant as specified in its charter)

           NEVADA                                       76-0151431
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

   333 CLAY STREET, 42ND FLOOR                          77002-4103
        HOUSTON, TEXAS                                  (Zip Code)
(Address of Principal Executive Offices)

- --------------------------------------------------------------------------------
                         1994 LONG-TERM INCENTIVE PLAN
                                       OF
                          BATTLE MOUNTAIN GOLD COMPANY
                            (Full title of the plan)
- --------------------------------------------------------------------------------
                                ROBERT J. QUINN
                       VICE PRESIDENT AND GENERAL COUNSEL
                          BATTLE MOUNTAIN GOLD COMPANY
                          333 CLAY STREET, 42ND FLOOR
                             HOUSTON, TEXAS  77002
                    (Name and address of agent for service)
                                 (713) 650-6400
         (Telephone number, including area code, of agent for service)

                                --------------

                        CALCULATION OF REGISTRATION FEE
===============================================================================

     Title of                                    Proposed maximum          Proposed
 securities to be           Amount to be          offering price       maximum aggregate          Amount of
   registered                registered            per share(1)        offering price(1)      registration fee
- ----------------------------------------------------------------------------------------------------------------
Common Stock,
par value $0.10
per share(2)             4,000,000 shares           $9.9375              $39,750,000              $13,707

===============================================================================
         (1) Estimated pursuant to Rule 457(c) and (h) solely for purposes of computing the registration fee and based upon the average of the high and low prices reported on the New York Stock Exchange Composite Tape on April 18, 1994.

         (2) Includes the preferred stock purchase rights associated with the Common Stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        Note: The document(s) containing the information concerning the 1994 Long-Term Incentive Plan of Battle Mountain Gold Company (the "Plan") required by Item 1 of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), and the statement of availability of registrant information and other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (this "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. Battle Mountain Gold Company, a Nevada corporation (the "Company"), shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, which the Company has filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-9666), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

                 (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

                 (ii) The description of the common stock, par value $0.10 per share (the "Common Stock"), of the Company contained in the Company's Registration Statement on Form 8-A dated August 12, 1987 (as amended by a Form 8 dated April 24, 1991);

                 (iii) The description of the preferred stock purchase rights associated with the Common Stock contained in the Company's Registration Statement on Form 8-A dated November 15, 1988 (as amended by a Form 8 dated November 29, 1988).

        All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.
Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

        The consolidated financial statements and financial statement schedules of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1993, incorporated herein by reference, have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their report with respect thereto. In that report, that firm states that with respect to certain subsidiaries of the Company its opinion is based on the reports of other independent public accountants, namely Coopers & Lybrand and Moreno Munoz y Cia. The consolidated financial statements and financial statement schedules of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1993, have been incorporated herein by reference in reliance upon the authority of all those firms as experts in giving said reports.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Article VII of the Bylaws of the Company provides for the indemnification of officers and directors of the Company to the extent authorized by the Nevada Revised Statutes (the "NRS"). Pursuant to Section
78.751 of the NRS, the Company generally has the power to indemnify its present and former directors, officers, employees and agents against expenses, judgments and amounts paid in settlements incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is finally adjudged to be liable to the Company or for amounts paid in settlement, unless and only to the extent the court determines that indemnification is appropriate. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

        Section 78.751 of the NRS also enables a corporation to purchase and maintain insurance for its present and former directors, officers, employees and agents. Accordingly, the Company has provided liability insurance for each director and officer for certain losses arising from claims or charges made against him while acting in his capacity as a director or officer of the Company, including liabilities under federal securities laws.

        The above discussion of the Bylaws of the Company and of Section 78.751 of the NRS is not intended to be exhaustive and is respectively qualified in its entirety by such Bylaws and statute.

        Additionally, Article Tenth of the Restated Articles of Incorporation of the Company limits the liability of the Company's directors and officers under certain circumstances. Article Tenth states:

                 No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer occurring on or after April 28, 1987; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of
         Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8.  EXHIBITS.

(Asterisks indicate exhibits incorporated by reference herein.)

         Exhibit
         Number                                             Description
         ------                                             -----------
        *4(a)      -      Restated Articles of Incorporation of the Company as amended and restated through May 11, 1988
                          (Exhibit 4(a) to the Company's Registration Statement on Form S-3 dated January 16, 1994; Registration
                          No. 33-51921).

        *4(b)      -      Bylaws of the Company as amended through April 27, 1988 (Exhibit 4(b) to the Company's Registration
                          Statement on Form S-3 dated January 16, 1994; Registration No. 33-51921).

     *4(c)(1)      -      Rights Agreement, dated November 10, 1988, between the Company and NCNB Texas National Bank, as Rights
                          Agent (Exhibit to the Company's Form 8 filed with the Commission on November 30, 1988 amending the
                          Company's Report on Form 8-K dated November 21, 1988; File No. 1-9666).

     *4(c)(2)      -      First Amendment to Rights Agreement, dated July 30, 1992, between the Company and The Bank of New York, as successor Rights Agent (Exhibit 4(a)(2) to the Company's Annual Report on Form 10-K for the year ended December 31, 1992; File No. 1-9666).

        *4(d)      -      Specimen Stock Certificate for the Common Stock of the Company (Exhibit 4(b) to the Company's Annual
                          Report on Form 10-K for the fiscal year ended December 31, 1988; File No. 1-9666).

         4(e)      -      1994 Long-Term Incentive Plan of Battle Mountain Gold Company.

         5         -      Opinion of Mr. James A. Brooks, Senior Attorney of the Company.

        23(a)      -      Consent of Arthur Andersen & Co.

        23(b)      -      Consent of Coopers & Lybrand.

        23(c)      -      Consent of Moreno Munoz y Cia.

        23(d)      -      Consent of Mr. James A. Brooks, Senior Attorney of the Company (contained in Exhibit 5).

        24         -      Powers of Attorney.

ITEM 9.  UNDERTAKINGS.

        (a)      The Company hereby undertakes:

                          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                                  (i)      To include any prospectus required
                          by Section 10(a)(3) of the Securities Act;

                                  (ii)     To reflect in the prospectus any
                          facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                                  (iii)    To include any material information
                          with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                          provided, however, that paragraphs (a)(1)(i) and
         (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON APRIL 21, 1994.

                                        BATTLE MOUNTAIN GOLD COMPANY


                                        BY  /s/ KARL E. ELERS
                                          __________________________________
                                               (Karl E. Elers
                                            Chairman of the Board
                                         and Chief Executive Officer)


        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                                        SIGNATURE                                 TITLE                       DATE
                                        ---------                                 -----                       ----
                                   /s/ KARL E. ELERS                     Chairman of the Board,             April 21, 1994
                            ----------------------------------              Chief Executive Officer
                                      (Karl E. Elers)                       and Director (Principal
                                                                            Executive Officer)



                                 /s/ R. DENNIS O'CONNELL                 Vice President--Finance and        April 21, 1994
                             -------------------------------                Chief Financial Officer
                                    (R. Dennis O'Connell)                   (Principal Financial and
                                                                            Accounting Officer)





                                    DOUGLAS J. BOURNE*
                                     DELO H. CASPARY*
                                   CHARLES E. CHILDERS*
                                     JACK R. CROSBY*
                                   JAMES H. ELDER, JR.*           >      Directors of the Registrant
                                     RODNEY L. GRAY*
                                     J. HUGH LIEDTKE*
                                       TED H. PATE*
                                  KENNETH R. WERNEBURG*
                                     WILLIAM A. WISE*



                            *By       /s/ KARL E. ELERS                                                     April 21, 1994
                               ------------------------------
                                     (Karl E. Elers,
                                    Attorney-in-fact)


                                EXHIBIT INDEX

(Asterisks indicate exhibits incorporated by reference herein.)

         Exhibit
         Number                                             Description
         ------                                             -----------
        *4(a)      -      Restated Articles of Incorporation of the Company as amended and restated through May 11, 1988
                          (Exhibit 4(a) to the Company's Registration Statement on Form S-3 dated January 16, 1994; Registration
                          No. 33-51921).

        *4(b)      -      Bylaws of the Company as amended through April 27, 1988 (Exhibit 4(b) to the Company's Registration
                          Statement on Form S-3 dated January 16, 1994; Registration No. 33-51921).

     *4(c)(1)      -      Rights Agreement, dated November 10, 1988, between the Company and NCNB Texas National Bank, as Rights
                          Agent (Exhibit to the Company's Form 8 filed with the Commission on November 30, 1988 amending the
                          Company's Report on Form 8-K dated November 21, 1988; File No. 1-9666).

     *4(c)(2)      -      First Amendment to Rights Agreement, dated July 30, 1992, between the Company and The Bank of New York, as successor Rights Agent (Exhibit 4(a)(2) to the Company's Annual Report on Form 10-K for the year ended December 31, 1992; File No. 1-9666).

        *4(d)      -      Specimen Stock Certificate for the Common Stock of the Company (Exhibit 4(b) to the Company's Annual
                          Report on Form 10-K for the fiscal year ended December 31, 1988; File No. 1-9666).

         4(e)      -      1994 Long-Term Incentive Plan of Battle Mountain Gold Company.

         5         -      Opinion of Mr. James A. Brooks, Senior Attorney of the Company.

        23(a)      -      Consent of Arthur Andersen & Co.

        23(b)      -      Consent of Coopers & Lybrand.

        23(c)      -      Consent of Moreno Munoz y Cia.

        23(d)      -      Consent of Mr. James A. Brooks, Senior Attorney of the Company (contained in Exhibit 5).

        24         -      Powers of Attorney.

